Exhibit 4.78
                                  ------------

                            Rental Car Finance Corp.
                              5330 East 31st Street
                              Tulsa, Oklahoma 74135

August 15, 2002

Bank One, NA, as Administrative Agent
1 Bank One Plaza
Suite 0612
Chicago, Illinois  60670
Attention:  Rental Car Finance Portfolio Manager

Bank One, NA, as Managing Agent
1 Bank One Plaza
Suite 0079
Chicago, Illinois  60670
Attention:  Rental Car Finance Portfolio Manager

The Bank of Nova Scotia, as Managing Agent
One Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  Norman Last

The Bank of Nova Scotia, as Managing Agent
One Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  Richard Taiano

Dresdner Bank AG, as Managing Agent
75 Wall Street
New York, New York  10005-2889
Attention:  Asset Backed Finance

ING Capital Markets LLC, as Managing Agent
1325 Avenue of the Americas, 10th Floor
New York, New York 10019
Attention:  Michelle LoVuolo

Ladies and Gentlemen:

          Reference is hereby made to the Note Purchase Agreement, dated as of December 15, 2000, as amended (as further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Agreement"), among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), Dollar Thrifty Automotive Group, Inc., a Delaware corporation, the entities from time to time party thereto as Conduit Purchasers, the entities from time to time parties thereto as Committed Purchasers, the entities from time to time parties thereto as Managing Agents, and the Administrative Agent named therein.
Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

          In accordance with Section 12.18 of the Agreement, RCFC hereby notifies each of you that an Additional Ownership Group and its related Managing Agent, Conduit Purchaser and Committed Purchaser shall become parties to the Agreement effective as of August 15, 2002 (the "Effective Date").

          Set forth below is the following information with respect to such Additional Ownership Group:

        Additional Ownership Group                 ABN Ownership Group

        Managing Agent                             ABN AMRO Bank N.V.

        Conduit Purchaser                          Amsterdam Funding Corporation

        Committed Purchaser                        ABN AMRO Bank N.V.

        Group Funding Limit                        $50,000,000

        Committed Purchaser's Purchaser            13.333333%
        Percentage


                      [THIS SPACE LEFT BLANK INTENTIONALLY]

          From and after the Effective Date, the Group Funding Limits and the Purchaser Percentages set forth in Schedules II and III, respectively, to the Agreement shall be as set forth in Exhibits A and B, respectively, hereto.

Sincerely,

RENTAL CAR FINANCE CORP.


By:  ___________________________________
     Pamela S. Peck
     Vice President and Treasurer


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



                                                                                                EXHIBIT A


                                                  SCHEDULE II


                                              GROUP FUNDING LIMITS


        Ownership Group                            Group Funding Limit
        ---------------                            -------------------

        ABN Ownership Group                        Fifty million dollars ($50,000,000)

        Bank One Ownership Group                   One hundred twenty-five million dollars ($125,000,000)

        BNS Ownership Group                        Seventy-five million dollars ($75,000,000)

        Dresdner Ownership Group                   Seventy-five million dollars ($75,000,000)

        ING Ownership Group                        Fifty million dollars ($50,000,000)





                                Schedule II - 1


                                                                                                      EXHIBIT B

                                                     SCHEDULE III

                                                 PURCHASER PERCENTAGES

        Managing Agent             Conduit Purchaser             Committed Purchaser       Purchaser Percentage
        --------------             -----------------             -------------------       --------------------

        ABN AMRO Bank N.V.         Amsterdam Funding             ABN AMRO Bank N.V.             13.333333%
                                   Corporation

        Bank One, NA               Falcon Asset Securitization   Bank One, NA                     20.0%
                                   Corporation

                                                                 Deutsche Bank, AG              13.333334%

        The Bank of Nova Scotia    Liberty Street Funding Corp.  The Bank of Nova Scotia          20.0%

        Dresdner Bank AG           Beethoven Funding             Dresdner Bank                    20.0%
                                   Corporation

        ING Capital Markets LLC    Holland Limited               ING Capital Markets LLC        13.333333%
                                   Securitization, Inc.

